EXHIBIT 32
Certification of Chief Executive and Chief Financial Officers
     The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Michael G. Cherkasky, the President and Chief Executive Officer and Sandra S. Wijnberg, the Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc. each certifies that, to the best of his or her knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marsh & McLennan Companies, Inc.

Dated: August 9, 2005	/s/ Michael G. Cherkasky

Michael G. Cherkasky
President and Chief Executive Officer

Dated: August 9, 2005	/s/Sandra S. Wijnberg

/s/ Sandra S. Wijnberg
Senior Vice President and Chief Financial Officer